UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 31, 2015

ANDES 4 Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55365	47-2912810
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Chongqing BaNa District, YuDong YingDan Plaza 63-3

Chongqing, China 401320

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(023) 66223188

(ISSUER TELEPHONE NUMBER)

16192 Coastal Highway

Lewes, DE 19958
_______________________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On July 31, 2015, the sole officer and director of ANDES 4 Inc. (the “Company”), Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Chongqing Field Industrial Company Ltd. at an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, August 12, 2015, Richard Chiang executed the agreement and owned no shares of the Company’s stock and Chongqing Field Industrial Company Ltd. was the majority stockholder of the Company. A copy of the SPA is attached to this Current Report as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On August 12, 2015, following the execution of the SPA, Chongqing Field Industrial Company Ltd. elected Wenfa "Simon" Sun, as a Director of the Company. Immediately following the election of Mr. Sun as a Director to the Company’s Board of Directors, Mr. Sun, acting as the sole Director of the Company, accepted the resignation of Richard Chiang as the Company’s President, Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors. Mr. Chiang’s resignation was in connection with the consummation of the SPA between Mr. Chiang and Chongqing Field Industrial Company Ltd. and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Following Mr. Chiang’s resignation, and effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, acting as the sole member of the Board of Directors, and with board approval from Chongqing Field Industrial Company Ltd., Mr. Sun appointed himself as President, Chief Executive Officer, and Chairman of the Board of Directors. Further, the Board of Directors also appointed MeiHong "Sanya" Qian as Chief Financial Officer, and Secretary. A copy of the resignation letter submitted by Mr. Chiang is attached to this Current Report as Exhibit 17.1.

Biographical Information for Mr. Wenfa “Simon” Sun

Wenfa “Simon” Sun, Age 39, President, Chief Executive Officer, Chairman of the Board of Directors

Mr. Sun holds a degree in International Finance from the Politics and Law University in Shanghai.  Post-graduation Mr. Sun started as an intern with Shanghai Sports foundation in 2005.  Putting his academic skills to practical application gained valuable experience in domestic and international finance policies and regulations.  In 2007 joined the Yantai Charitable Association where he used his experience and resources to raise funds for this notable charity.  Mr. Sun realizing the potential in both the domestic and international market for new technology in the Agriculture sector purchased Chongqing Steyer Agriculture Company. As President, he collaborated in a team effort and listed the Company's shares on the Shanghai Stock Exchange.

Biographical Information for Ms. MeiHong “Sanya” Qian

Ms. MeiHong “Sanya” Qian, Age 47, Chief Financial Officer, Secretary

Ms. Qian holds a degree in Business Administration in English from Chongqing Educational University and has twenty years experience in the real estate development sector starting in 1992 as Deputy Manager of Chongqing YingDan real Estate Ltd. In 2002 forming her own real estate and consulting firm Gold Clicks2 Real Estate Consulting Ltd., as President and General Manager. During Ms. Qian’s tenure in the real estate development industry she developed 138 projects in China’s largest municipality, Chongqing, and 16 projects in medium size cities earning her China’s distinguished “Top Ten Outstanding Marketing Planner” award in 2007. As a post graduate student in economics and finance from South West Economics and Finance University in Chengdu along with her proven track record in market research, feasibility studies and international trade, Ms. Qian’s vision has turned to the current domestic and global market demand for food and was appointed General Manager of Chongqing Steyer Agriculture Company Ltd. in 2015. She collaborated in a team effort to help list the Company's shares on the Shanghai Stock Exchange.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Share Purchase Agreement between Richard Chiang and Chongqing Field Industrial Company Ltd. dated July 31, 2015
17.1	Richard Chiang resignation letter dated August 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDES 4 Inc.

By: /s/ Wenfa “Simon” Sun

Name: Wenfa “Simon” Sun

Title: President, Chief Executive Officer, and Chairman of the Board of Directors

By: /s/ MeiHong “Sanya” Qian

Name: MeiHong “Sanya” Qian

Title: Chief Financial Officer and Secretary

Dated: August 13, 2015

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